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                                                                 EXHIBIT (c)(1)

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                     INCORPORATED UNDER THE
                       LAWS OF THE STATE
                          OF MARYLAND

                    AHA INVESTMENT FUNDS, INC.

    THE CORPORATION IS AUTHORIZED TO ISSUE 200,000,000 COMMON SHARES PAR VALUE $.01 EACH

    THIS CERTIFIES THAT___________SPECIMEN__________________IS THE OWNER OF ________________________________________________________FULLY PAID AND
    NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

    IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO
    BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.

    DATED________________________


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